 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

May 28, 2018

Date of report (date of earliest event reported)

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55475	45-2859440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 4, 10 Yarra Street

South Yarra, Australia VIC 3141

(Address of principal executive offices and zip code)

+ 61-3-98230361

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Enter into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On May 28, 2018, Sincerity Applied Materials Holdings Corp. (the “Company”) entered into a securities purchase agreement with a non-U.S. investor for the sale of 750,000 shares of the Company’s common stock, at a purchase price of US$1.3333 per share, for an aggregate purchase price of US$1,000,000. As of the date hereof, we have received approximately $76,065 from the investor.

The foregoing description of the securities purchase agreement, is qualified in its entirety by reference to the provisions of the form of security purchase agreement filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

The shares were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Company made the determination based upon the factors that such investor is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, that such investor was acquiring our securities, for investment purposes for its own respective account and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the investor understood that the shares of our securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 1, 2018	SINCERITY APPLIED MATERIALS HOLDINGS CORP.

	By:	/s/ Yiwen Zhang
	Name: Title:	Yiwen Zhang Chief Executive Officer, President, and Chairman of the Board

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